AMERIPRISE CERTIFICATE COMPANY

POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

The undersigned as a director of Ameriprise Certificate Company, a face-amount certificate company registered under the Investment Company Act of 1940, hereby constitutes and appoints Abu M. Arif, David K. Stewart, Jason Bartylla, Megan E. Garcy and Christopher O. Petersen or any one of them, as her attorney-in-fact and agent, to sign for her in her name, place and stead any and all registration statements and amendments thereto (with all exhibits and other documents required or desirable in connection therewith) that may be prepared from time to time in connection with said Company’s existing or future face-amount certificate products – whether pursuant to the requirements of the Securities Act of 1933, the Investment Company Act of 1940 or otherwise – and periodic and other reports, and amendments thereto, including those on Form 10-K, Form 10-Q and Form 8-K, as required pursuant to provisions of applicable federal securities laws, and any necessary or appropriate filings with states or other jurisdictions, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary or appropriate in connection with such signatures or filings.

Signed on this 7th day of March, 2019

/s/ Lorna P. Gleason
Lorna P. Gleason